Exhibit 99.2

PRESS RELEASE	CONTACT:
WILLIAMS-SONOMA, INC.	Julie P. Whalen
3250 Van Ness Avenue	EVP, Chief Financial Officer
San Francisco, CA 94109	(415) 616-8524

Stephen C. Nelson
VP, Investor Relations
(415) 616-8754

Gabrielle L. Rabinovitch
Director, Investor Relations
(415) 616-7727

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Announces 41% Dividend Increase and

Three-Year $750 Million Stock Repurchase Program

San Francisco, CA, March 19, 2013 – Williams-Sonoma, Inc. (NYSE: WSM) announced today that its Board of Directors has authorized a 41% increase in the company’s quarterly cash dividend to $0.31 per share and a new $750 million stock repurchase program that the company intends to execute over the next three years. The quarterly dividend is payable on May 24, 2013 to stockholders of record as of the close of business on April 26, 2013.

Laura Alber, President and Chief Executive Officer, remarked, “Our decision to increase the quarterly dividend, along with the increased stock repurchase authorization, is a reflection of our continued commitment to return capital to our stockholders. As we have said before, we are confident in the growth potential and the cash-generating power of our multi-channel and multi-brand business model.”

This new stock repurchase program authorizes the purchase of $750 million of the company’s common stock through open market and privately negotiated transactions at times and in such amounts as management deems appropriate. The timing and actual number of shares repurchased will depend on a variety of factors, including price, corporate and regulatory requirements, capital availability and other market conditions. The stock repurchase program does not have an expiration date and may be limited or terminated at any time without prior notice.

Under the stock repurchase program authorized by the Board of Directors in January 2012, a total of 5,978,162 shares of common stock were repurchased and retired at a weighted average cost of $37.55 per share and an aggregate cost of $225 million.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements related to: the timing and amounts of our quarterly cash dividends; the timing and amounts of our stock repurchase program; our growth potential; and our ability to generate cash.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: accounting adjustments as we close our books for the fourth quarter of fiscal 2012 and as audited year-end financial statements are prepared; recent changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 29, 2012, and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing eight distinct merchandise strategies – Williams-Sonoma (cookware and wedding registry), Pottery Barn (furniture and wedding registry), Pottery Barn Kids (kids’ furniture and baby registry), PBteen (girls’ bedding and boys’ bedding), West Elm (modern furniture and room decor), Williams-Sonoma Home (luxury furniture and decorative accessories), Rejuvenation (lighting and hardware) and Mark and Graham (personalized gifts and gifts for the home) – are marketed through seven e-commerce websites, eight direct mail catalogs and 581 stores. Williams-Sonoma, Inc. currently operates in the United States and Canada, offers international shipping to customers worldwide, and franchises its brands in Bahrain, the Kingdom of Saudi Arabia, Kuwait, and the United Arab Emirates.

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